UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-01532 (Commission File Number)	35-0918179 (IRS Employer Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 22, 2006, Marsh Supermarkets, Inc. (the “Company”) issued a press release announcing that its shareholders, at the special meeting of shareholders held on such date, approved the Agreement and Plan of Merger, dated as of May 2, 2006, by and among the Company, MSH Supermarkets Holding. Corp. and MS Operations, Inc., and the merger of MS Operations, Inc. with and into the Company (the “Merger”). Upon completion of the Merger, Marsh will be a wholly owned subsidiary of MSH Supermarkets Holding Corp., an affiliate of Sun Capital Partners, Inc. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
     In addition, on September 22, 2006, MSH Supermarkets Holding Corp. announced its intention that, upon the consummation of the Merger, it will be appointing Frank Lazaran as the new Chief Executive Officer of the Company, replacing Don E. Marsh. Mr. Lazaran is the former President and CEO of Winn-Dixie Stores, Inc., one of the largest food retailers in the nation. Before joining Winn-Dixie, Mr. Lazaran was President of Randalls Food Markets, Inc., a division of Safeway, in Houston, Texas. Randalls operates high volume stores under the Tom Thumb banner in the Dallas/Fort Worth Metroplex area and as Randalls in the Houston and Austin markets. He has more than 30 years of regional supermarket experience that includes a broad background of management positions with Randalls and Ralphs Grocery Company in Compton, California. Mr. Lazaran graduated from California State University in Long Beach, California, with a Bachelor of Science degree in Business Administration. He also completed the Executive Food Industry Management Program at the University of Southern California.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release of Marsh Supermarkets, Inc. dated September 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 22, 2006

MARSH SUPERMARKETS, INC.
By:	/s/ P. Lawrence Butt
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press release of Marsh Supermarkets, Inc. dated September 22, 2006

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